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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-32588 of OPNET Technologies, Inc. of our report dated April 19, 2000, except for note 15 paragraph 1, paragraph 2, paragraphs 3 through 5 and paragraph 6 as to which the dates are June 2, 2000, June 5, 2000, June 10, 2000 and June 27, 2000, respectively, appearing in the Prospectus, which is part of such registration statement and the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

McLean, Virginia
July 20, 2000